Exhibit 99.1

PRESS RELEASE

IMMEDIATE RELEASE

AVIRAGEN THERAPEUTICS REPORTS THIRD QUARTER FISCAL YEAR 2017 FINANCIAL RESULTS

ATLANTA, GA – May 4, 2017 – Aviragen Therapeutics, Inc. (NASDAQ:AVIR) today announced its financial results for the three month period ended March 31, 2017, which is the third quarter of the Company's 2017 fiscal year.

“We are expeditiously working with our Board and financial advisors to consider a wide range of strategic alternatives in a process that is intended to enhance shareholder value both in the near and long term,” commented Joseph M. Patti, PhD, President and Chief Executive Officer of Aviragen Therapeutics. “We remain confident about the overall value proposition of Aviragen based on our fuller review of data from our clinical trials that reported topline results earlier this year, our ongoing Phase 2 study of BTA074 and our solid financial position.”

Corporate Review:

●

Strategic Review Process: The Company is actively engaged, with the assistance of its financial advisor, Stifel, Nicolaus & Company, Incorporated, in evaluating a wide range of strategic alternatives that include a business combination or strategic merger, in-licensing clinical stage programs, an acquisition, or other transaction that would complement the Company’s pipeline.

●

BTA074: The Phase 2 trial of BTA074, a topical antiviral treatment for condyloma caused by human papillomavirus (HPV), is ongoing with completion of enrollment in the 210 patient trial anticipated in the second half of 2017. Top-line safety and efficacy data are expected in the first half of 2018.

●

Vapendavir: The Company is working with several key opinion leaders in evaluating a potential clinical development path for the drug based on the consistent antiviral effect observed in all of its Phase 2 clinical studies, and its favorable safety profile.

●

RSV Programs: The Company continues to progress non-clinical activities in support of its response to the U.S. Food and Drug Administration regarding the clinical hold on BTA585 for the treatment of respiratory syncytial virus (RSV) infections. In addition the Company is making progress in identifying several compounds for its non-nucleoside inhibitor program in the same indication.

●	Overhead Expense: The Company has reduced its headcount by approximately 25% and has taken several additional steps to preserve cash during the strategic review process.

Financial Results for the Three Month Period Ended March 31, 2017

The Company reported a net loss of $4.4 million for the three month period ended March 31, 2017, as compared to a net loss of $5.2 million in the same quarter of the prior fiscal year. Basic and diluted net loss per share was $0.11 for the three month period ended March 31, 2017, as compared to a basic and diluted net loss per share of $0.14 in the same period in 2016. The major components of net loss in both periods are detailed below.

Revenue decreased to $4.9 million for the three month period ended March 31, 2017 from $5.3 million in the same period in 2016 mainly due to a $0.6 million decrease in Relenza royalties which was partially offset by a $0.2 million increase in Inavir® royalties. Of the total $3.8 million Inavir royalties received for the third quarter in 2017, $0.8 million are related to the sale of certain royalty rights to HealthCare Royalty Partners III, L.P. (HCRP) in April 2016 and will be passed through to HCRP. These are accounted for as non-cash royalty revenue in the Consolidated Statement of Operations.

Research and development expense decreased to $6.8 million for the three month period ended March 31, 2017 from $8.5 million in the same period in 2016. The $1.7 million decrease largely reflected reduced clinical trial activity and manufacturing costs as two of our three Phase 2 clinical trials came to a close.

General and administrative expense decreased to $1.8 million for the three month period ended March 31, 2017 from $2.3 million for the same period in 2016 due mostly to lower employee costs and professional fees.

Non-cash implied interest expense was $0.5 million for the three month period ended March 31, 2017 related to the royalty interest sale in April 2016. There was no non-cash implied interest expense for the same period in 2016.

The Company held $37.6 million in cash, cash equivalents, and short-term investments as of March 31, 2017.

About Aviragen Therapeutics

Aviragen Therapeutics is focused on the discovery and development of the next generation of direct-acting antivirals to treat infections that have limited therapeutic options and affect a significant number of patients globally. The Company has three Phase 2 clinical stage compounds: vapendavir, a capsid inhibitor for the prevention or treatment of rhinovirus (RV) upper respiratory infections; BTA585 (enzaplatovir), a fusion protein inhibitor in development for the treatment of respiratory syncytial virus infections; and BTA074, an antiviral treatment for condyloma caused by human papillomavirus types 6 & 11. The Company also receives royalties from marketed influenza products, Relenza® and Inavir®. For additional information about the Company, please visit www.aviragentherapeutics.com.

Aviragen Therapeutics® is a registered trademark. Relenza® is a registered trademark of GlaxoSmithKline Pharmaceuticals, Ltd., and Inavir® is a registered trademark of Daiichi Sankyo Company, Ltd.

Aviragen Therapeutics •  2500 Northwinds Parkway, Suite 100 • Alpharetta, GA 30009 • Tel: (678) 221-3343

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties concerning Aviragen Therapeutics’ business, operations and financial performance. Any statements that are not of historical facts may be deemed to be forward-looking statements, including timing or outcome of the evaluation of a wide range of strategic alternatives that could maximize both near and long-term value for our shareholders, the timing to complete enrollment and availability of top-line efficacy data from the Phase 2 trial of BTA074, and the potential of BTA074 and our other direct-acting antivirals to deliver future shareholder value, Various important factors could cause actual results, performance, events or achievements to materially differ from those expressed or implied by forward-looking statements, including: the Company, the U.S. Food and Drug Administration (FDA) or a similar regulatory body in another country, a data safety monitoring board, or an institutional review board delaying, limiting, suspending or terminating the clinical development of any of the Company's product candidates at any time for a lack of efficacy, safety, tolerability, regulatory or manufacturing issues, or any other reason whatsoever; the Company's ability to secure, manage and retain qualified third-party clinical research, data management and contract manufacturing organizations upon which it relies to assist in the design, development, implementation and execution of the clinical development of all its product candidates and those organizations’ ability to successfully execute their contracted responsibilities; the Company’s ability to comply with applicable government regulations in various countries and regions in which we are conducting, or expect to conduct, clinical trials; and other cautionary statements contained elsewhere in this press release and in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission. There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly unless it has an obligation under U.S. Federal securities laws to do so.

Contacts:

Mark Colonnese

Executive Vice President and Chief Financial Officer

Aviragen Therapeutics, Inc.

(678) 221-3381

mcolonnese@aviragentherapeutics.com

Beth DelGiacco

Stern Investor Relations, Inc.

(212) 362-1200

beth@sternir.com

Aviragen Therapeutics • 2500 Northwinds Parkway, Suite 100 • Alpharetta, GA 30009 • Tel: (678) 221-3343

AVIRAGEN THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	March 31, 2017	June 30, 2016
	(unaudited)	(audited)

ASSETS
Current assets:
Cash and cash equivalents	$11.8	$49.7
Short-term investments	25.8	19.3
Accounts receivable, net of allowance	6.6	0.7
Prepaid and other current assets	2.2	2.7
Total current assets	46.4	72.4
Non-current assets:
Property and equipment, net	0.3	0.3
Total non-current assets	0.3	0.3
Total assets	$46.7	$72.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1.8	$3.9
Accrued expenses	3.0	3.6
Short-term note payable	0.3	0.4
Liabilities related to sale of future royalties, net of deferred financing costs	0.4	1.3
Total current liabilities	5.5	9.2
Non-current liabilities:
Long-term note payable, net of current portion	0.1	0.3
Liabilities related to sale of future royalties, net of deferred financing costs and current portion	16.7	16.8
Other long-term liabilities, net of current portion	0.2	0.2
Total liabilities	22.5	26.5

Stockholders’ equity:
Preferred stock, $0.10 par value; 5,000,000 shares authorized and none issued and outstanding as of March 31, 2017 and June 30, 2016	-	-
Common stock, $0.10 par value; 200,000,000 shares authorized 38,649,237 and 38,640,487 shares issued and outstanding at March 31, 2017 and June 30, 2016, respectively	3.9	3.9
Additional paid-in capital	159.1	157.6
Accumulated other comprehensive income	19.0	19.0
Accumulated deficit	(157.8)	(134.3)
Total stockholders’ equity	24.2	46.2
Total liabilities and stockholders’ equity	$46.7	$72.7

Aviragen Therapeutics • 2500 Northwinds Parkway, Suite 100 • Alpharetta, GA 30009 • Tel: (678) 221-3343

AVIRAGEN THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Revenue:
Royalty revenue	$4.1	$5.3	$5.8	$8.8
Non-cash royalty revenue related to the sale of future royalties	0.8	-	3.0	-
Total revenue	4.9	5.3	8.8	8.8

Operating expense:
Research and development	6.8	8.5	24.6	20.4
General and administrative	1.8	2.3	6.0	6.7
Foreign exchange loss (gain), net	0.1	(0.3)	0.1	0.2
Total operating expense	8.7	10.5	30.7	27.3
Loss from operations	(3.8)	(5.2)	(21.9)	(18.5)

Non-operating income (expense):
Non-cash interest expense on liability related to sale of future royalties	(0.5)	-	(1.4)	-
Interest income, net	0.1	-	0.1	0.1
Total non-operating income (expense)	(0.4)	-	(1.3)	0.1

Loss before tax	(4.2)	(5.2)	(23.2)	(18.4)
Income tax expense	0.2	-	0.3	-
Net loss	$(4.4)	$(5.2)	$(23.5)	$(18.4)

Basic loss per share	$(0.11)	$(0.14)	$(0.61)	$(0.48)
Diluted loss per share	$(0.11)	$(0.14)	$(0.61)	$(0.48)

Basic weighted-average shares outstanding	38,647,487	38,640,254	38,642,786	38,633,786
Diluted weighted-average shares outstanding	38,647,487	38,640,254	38,642,786	38,633,786

Aviragen Therapeutics • 2500 Northwinds Parkway, Suite 100 • Alpharetta, GA 30009 • Tel: (678) 221-3343